CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, amendment 1, of our report dated July 15, 2016, relating to the financial statements of Kaskad Corp., as of May 31, 2016 and to all references to our firm included in this Registration Statement.

/S BF Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

September 28, 2016